SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         December 21, 2004
                                                --------------------------------

Commission      Registrant, State of Incorporation,          I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.

1-5072          Savannah Electric and Power Company          58-0418070
                (A Georgia Corporation)
                600 East Bay Street
                Savannah, Georgia 31401
                (912) 644-7171

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Events.
         See Item 7 - Management's Discussion and Analysis - "Future Earnings Potential - FERC Matters - Southern Power PPA" of Savannah Electric and Power Company ("Savannah Electric") and Note 3 to the financial statements of Savannah Electric under "FERC Matters" in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2003 and Note (J) to the Condensed Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, for information on the Plant McIntosh construction project, which is jointly owned by Savannah Electric and Georgia Power Company. On December 21, 2004, the Georgia Public Service Commission ("Georgia PSC") voted to approve a new three-year retail rate plan for Georgia Power ending December 31, 2007 ("2004 Plan"). In the 2004 Plan, the Georgia PSC approved the transfer of the Plant McIntosh construction project, which is scheduled for completion in June 2005, at a total fair market value of approximately $385 million. This value reflects an approximate $16 million disallowance from the total original transfer cost of approximately $401 million. This disallowance will reduce Savannah Electric's 2004 net income by approximately $1.5 million. The Georgia PSC also certified the total completion cost of the project; thus, if the actual cost exceeds the certified amount, additional disallowances may occur upon completion.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2004                    SAVANNAH ELECTRIC AND POWER COMPANY



                                            By /s/Wayne Boston
                                                 Wayne Boston
                                              Assistant Secretary